                                 EXHIBIT 99.3

                        CONSENT OF OWEN O. FREEMAN, JR.



     The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the reference to him in the Joint Proxy
Statement/Prospectus of Susquehanna Bancshares, Inc. and First Capitol Bank, which is part of this Registration Statement on Form S-4 of Susquehanna Bancshares, Inc., with respect to his being appointed as a director of Susquehanna Bancshares, Inc. under the circumstances described therein.


                                          /s/ Owen O. Freeman, Jr.


August 3, 1998                            Owen O. Freeman, Jr.